UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2011

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC		29302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 10, 2011, Exopack Holding Corp. (the “Company”), CPG Finance, Inc. (“CPG”), the indirect parent of the Company, and Mr. Jack E. Knott, the Company’s Chairman, Chief Executive Officer and Secretary, agreed to terminate that certain Separation Benefit Agreement, dated January 10, 2006, and amended on January 22, 2008, among the Company, CPG and Mr. Knott (the “Separation Benefit Agreement”).

The termination of the Separation Benefit Agreement occurred as a result of Mr. Knott’s resignation as Chief Executive Officer and Secretary of the Company, which is discussed in further detail in Item 5.02 below. The Separation Benefit Agreement required the Company to pay Mr. Knott $560,000 and provide his health and welfare benefits for a period of 12 months (the “Separation Benefits”) if Mr. Knott’s employment with the Company was terminated without Cause (as defined in the Separation Benefit Agreement). Because Mr. Knott is resigning from his position with the Company, the Company is not obligated to provide the Separation Benefits to Mr. Knott.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)    Resignation of Executive Officer; Appointment of Executive Officer

On August 4, 2011, Jack E. Knott informed the Company of his decision to resign from his position as Chief Executive Officer and Secretary of the Company, effective September 1, 2011. Mr. Knott is leaving the Company to accept an appointment as a Managing Director of Sun Capital Partners, Inc. (“Sun Capital”), an affiliate of the Company. Mr. Knott will continue to serve as the Chairman of the Company’s Board of Directors. Tom Vale, the Company’s President and Chief Operating Officer, has been appointed to serve as Interim Chief Executive Officer of the Company, effective immediately upon Mr. Knott’s resignation. The Company intends to conduct a search for a new Chief Executive Officer.

Mr. Vale, 49, has served as Chief Operating Officer of the Company since February 2008 and has served as President of the Company since September 30, 2010. Mr. Vale also served as the Company’s Interim Chief Financial Officer from September 30, 2010 to April 14, 2011. Mr. Vale has an undergraduate degree from Valparaiso University in Accounting and Economics, and received his MBA in Finance from De Paul University. After working in public accounting for 10 years, Mr. Vale joined McDonalds Corporation where he worked for five years in Accounting and Business Development. In 1998, he joined Resorts USA as Executive Vice President and Chief Financial Officer. In 2000, he moved to Deluxe Media Services as Executive Vice President and Chief Financial Officer. He served in that capacity until August 2004, when he was promoted to President and Chief Executive Officer. Mr. Vale served in that position until May 2007. He subsequently opened a consulting practice, TMV Consulting, which he maintained until he joined the Company as Chief Operating Officer in 2008.

(e)	Compensatory Arrangements of Certain Officers

As part of Mr. Knott’s appointment as a Managing Director of Sun Capital and Mr. Knott’s willingness to continue to serve as Chairman of the Company’s Board of Directors, Mr. Knott, the Company and CPG amended the following agreements: (i) Bonus Agreement, dated May 31, 2011, between CPG and Mr. Knott (the “Bonus Agreement”); (ii) Option Grant Agreement, dated December 12, 2005 and amended on April 13, 2007, between CPG and Mr. Knott (the “Option Grant Agreement”); and (iii) Offer Letter, dated January 10, 2006, between the Company and Mr. Knott (the “Offer Letter”).

The Amendment of Bonus Agreement, dated August 10, 2011, between CPG and Mr. Knott (the “Amendment of Bonus Agreement”), waives the requirement that Mr. Knott remain an employee of the Company immediately prior to a change in control of the Company so long as Mr. Knott remains employed by Sun Capital through a change in control of the Company. The Amendment of Bonus Agreement also amended the terms upon which a “Payment Event” is deemed to have occurred.

The Amendment of Option Grant Agreement, dated August 10, 2011, between CPG and Mr. Knott (the “Amendment of Option Grant Agreement), waives the requirement that Mr. Knott remain an employee of the Company in order to exercise the option grant and provides that the option grant may only be exercised upon the earliest to occur of the following: (a) July 14, 2015; (b) the date of the consummation of a change in control of CPG; or (c) the date on which Mr. Knott’s employment with Sun Capital terminates; provided that if such termination of employment is not voluntary or due to death or disability, then any portion of the option grant may also be exercised on any date within 30 days following the date on which Mr. Knott’s employment with Sun Capital terminates.

The Amendment of Offer Agreement, dated August 10, 2011, among the Company, CPG and Mr. Knott (the “Amendment of Offer Agreement”), waives the requirement that Mr. Knott remain an employee of the Company immediately prior to a change in control of the Company so long as Mr. Knott remains employed by Sun Capital through a change in control of the Company. The Amendment of Offer Agreement also formally terminates the Separation Benefit Agreement as discussed in Item 1.02 (above).

The Company has also agreed to pay to Mr. Knott his pro rata share of any 2011 bonus from the Exopack Management Incentive Plan that is paid to certain employees of the Company based on the Company’s performance, including any holdback amounts that are payable once the Company’s annual audit is completed for fiscal year 2011 and any amounts payable if the Company achieves its 2011 adjusted EBITDA target.

A copy of the Amendment of Bonus Agreement, the Amendment of Option Grant Agreement, and the Amendment of Offer Agreement (collectively, the “Amendments”) are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the terms set forth in the Amendments, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment of Bonus Agreement, dated August 10, 2011, between CPG Finance, Inc. and Jack Knott

10.2	Amendment of Option Grant Agreement, dated August 10, 2011, between CPG Finance, Inc. and Jack Knott

10.3	Amendment of Offer Agreement, dated August 10, 2011, among Exopack Holding Corp., CPG Finance, Inc. and Jack Knott

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: August 10, 2011	By:	/s/ Tom Vale
	Name:	Tom Vale
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment of Bonus Agreement, dated August 10, 2011, between CPG Finance, Inc. and Jack Knott

10.2	Amendment of Option Grant Agreement, dated August 10, 2011, between CPG Finance, Inc. and Jack Knott

10.3	Amendment of Offer Agreement, dated August 10, 2011, among Exopack Holding Corp., CPG Finance, Inc. and Jack Knott